                                                                   EXHIBIT 21.1
                           CURTICE-BURNS FOODS, INC.
                         SUBSIDIARIES OF THE REGISTRANT


Curtice Burns Export Corporation
Curtice Burns Express, Inc.
Finger Lakes Packaging Co., Inc.
Kennedy Endeavors, Inc.
Curtice Burns Meat Snacks, Inc.*
La Restaurante, Inc.*
Quality Snax, Inc.*
Snyder's Potato Chips, Inc.*
Seasonal Employers, Inc.
Husman Potato Chips, Inc.
Comstock Michigan Fruit Company of Canada Limited

                             *Inactive Corporations